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                                                               Exhibit 11
General DataComm Industries, Inc. and Subsidiaries
Calculation of Earnings per Share

(In thousands except per share data)
                                                         Three months ended
                                                            December 31,

                                                          1994     1993
Primary earnings per share:
    Weighted average number of common shares
    outstanding                                          18,198   15,978
    Assumed exercise of certain stock options             -           -
                                                         18,198   15,978

Loss before cumulative effect of accounting changes      ($805)  ($1,876)
    Cumulative effect of changes in accounting for
     post-retirement and post-employment benefits           -       (433)

Net loss                                                 ($805)  ($2,309)
Loss per share:
      Loss before cumulative effect of accounting
      changes                                           ($0.04)  ($0.11)

      Cumulative effect of changes in accounting for
       post-retirement and post-employment benefits         -     (0.03)

Loss per share                                          ($0.04)  ($0.14)
                                                         ======  ======
Fully diluted earnings per share:
    Weighted average number of common shares outstanding 18,198   15,978
    Assumed exercise of certain stock options             -       -
                                                         18,198   15,978

Loss before cumulative effect of accounting changes       ($805) ($1,876)
    Cumulative effect of changes in accounting for
    post-retirement and post-employment benefits              -     (433)

Net loss                                                  ($805) ($2,309)
Loss per share:
      Loss before cumulative effect of accounting changes($0.04) ($0.11) Cumulative effect of changes in accounting for
      post-retirement and post-employment benefits            -    (0.03)
Loss per share                                            ($0.04)  ($0.14)
                                                          ======   ======

                                       -15-
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